FIRST AMENDMENT TO
                          CREDIT AND SECURITY AGREEMENT

                  THIS FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this "First Amendment") dated as of January 9, 2001, by and among SIMON TRANSPORTATION SERVICES INC., a Nevada corporation ("Simon"), DICK SIMON TRUCKING, INC., a Utah corporation ("Trucking", together with Simon sometimes referred to collectively as the "Borrowers" and individually as a "Borrower"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association ("Lender").

                                    RECITALS:

                  A. Borrowers and Lender entered into a certain Credit and Security Agreement dated as of September 28, 1999, pursuant to which the Lender agreed to make a Revolving Credit Loan available to Borrowers in the principal amount of up to $20,000,000 (the "Credit Agreement"). All capitalized terms not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

                  B. Borrowers and Lender desire to amend the Credit Agreement and supplement the Loan Documents to (1) provide a new term loan to Borrowers in the amount of up to $10,000,000, to be secured by a first mortgage lien upon certain property located in Salt Lake County, Utah; (2) require a guaranty of Borrowers' indebtedness to Lender to be executed by Jerry Moyes; (3) amend the interest rate applicable to the Revolving Credit Loan; (4) increase the Letter of Credit Sublimit from $5,000,000 to $9,000,000; and (5) amend certain other terms and covenants of the Credit Agreement upon the terms and subject to the conditions set forth herein.

                                   AGREEMENTS:

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  Section 1. Definitions. The following defined terms, if presently set forth in Section 1.1 of the Credit Agreement, are hereby amended in their entirety to provide as follows or, if not presently set forth in
Section 1.1 of the Credit Agreement, are hereby added to Section 1.1 of the Credit Agreement:

                  "Applicable Margin": The Initial Applicable Margin, for the period from the date of this First Amendment to the date on which the Applicable Margin changes in accordance with the following provisions, and thereafter, for any period, the percentage set forth in Section 3.1(c) of Supplement A. The Applicable Margin shall be determined by the Lender based upon the information set forth in the annual audited consolidated financial statements of Borrowers and the Subsidiaries for the fiscal year ending September 30, 2000 furnished to the Lender pursuant to Section 5.1.1(a), and thereafter based upon the information set forth in the monthly financial statements of Borrowers and the Subsidiaries furnished to the Lender pursuant to Section 5.1.1(d). Any change in the Applicable Margin shall affect all outstanding and future Advances and shall take effect on the first day of the month following the date of Lender's receipt of the applicable financial statement. Upon any failure of the Borrowers to deliver to the Lender the applicable financial statements within the time provided by Section 5.1.1, the Applicable Margin shall be the highest Applicable Margin set forth in Section 3.1(c) of Supplement A and such Applicable Margin shall remain in effect until the first day following the date Lender receives the applicable financial statements requiring a lower Applicable Margin.

                  "Deed of Trust": The Deed of Trust and Security Agreement dated January 9, 2001 from Trucking in favor of Lender covering the Real Estate, as the same may be amended, supplemented or restated from time to time.

                  "EBITDA": For any period, the consolidated net income of the Borrowers and their Subsidiaries before provision for income taxes, interest expense (including, without limitation, implicit interest expense on Capitalized Leases), depreciation, amortization and other non-cash expenses or charges, all as determined in accordance with GAAP, excluding therefrom (to the extent included) non-operating gains (including, without limitation, extraordinary or nonrecurring gains, gains from discontinuance of operations and gains arising from the sale of assets other than Inventory) during the applicable period.

                  "Environmental Indemnity Agreement": The Environmental and ADA Indemnity Agreement dated January 9, 2001 from Borrowers in favor of Lender, as the same may be amended from time to time.

                  "Fixed Charge Coverage Ratio": shall mean, with respect to any period, the ratio of (a) consolidated EBITDA of the Borrowers and their Subsidiaries during such period, plus Operating Lease Rentals of the Borrowers and their Subsidiaries during such period, plus net proceeds from the sale of trailers of the Borrowers and their Subsidiaries during such period to the extent not included in EBITDA, minus Taxes paid in cash by the Borrowers and their Subsidiaries on a consolidated basis during such period, minus dividends and distributions paid in cash by the Borrowers and their Subsidiaries on a consolidated basis during such period, minus unfinanced capital expenditures made by the Borrowers and their Subsidiaries on a consolidated basis during such period, to (b) the total consolidated interest expense of the Borrowers and their Subsidiaries (including imputed interest expense on Capitalized Leases) during such period, plus mandatory principal payments on Indebtedness (including obligations under Capitalized Leases) of the Borrowers and their Subsidiaries on a consolidated basis during such period, plus Operating Lease Rentals of the Borrowers and their Subsidiaries on a consolidated basis during such period.

                  "Guarantor": Individually, Jerry Moyes, and any other Person who may, at any time or from time to time, guaranty the Obligations.

                  "Guaranty": Individually, the Guaranty dated January 9, 2001 executed by Guarantor in favor of the Lender, and each other guaranty executed by a Guarantor at any time, together with any amendments, modifications, supplements, or replacements thereto.

                  "Initial Applicable Margin": With respect to Eurodollar Advances, two and three-quarters percent (2.75%); and with respect to Reference Rate Advances, one percent (1%). The Initial Applicable Margin shall be in effect until changed in accordance with the provisions defining Applicable Margin.

                  "Interest Bearing Debt": With respect to any Person, all interest bearing Indebtedness of such Person including the Loans advanced hereunder and all Capitalized Lease obligations that include a component of imputed interest.

                  "Interest Period": For any Eurodollar Advance, the period commencing on the borrowing date of such Eurodollar Advance or the date a Reference Rate Advance is converted into such Eurodollar Advance, or the last day of the preceding Interest Period for such Eurodollar Advance if a Eurodollar Advance is continued, as the case may be, and ending on the numerically corresponding day one, two, or three months thereafter, as selected by the Borrowers pursuant to Section 2.5; provided, that:

                           (i) any Interest Period which would otherwise end on
                  a day which is not a Business Day shall end on the next succeeding Business Day unless such next succeeding Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                           (ii) any Interest Period which begins on the last
                  Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                           (iii) no Interest Period shall extend beyond the
                  Termination Date.

                  "Loan Documents": This Agreement, any Note, the Guaranty, the Deed of Trust, the Environmental Indemnity Agreement, and each other instrument, document, guaranty, mortgage, deed of trust, chattel mortgage, pledge, power of attorney, consent, assignment, contract, notice, security agreement, lease, financing statement, subordination agreement, trust account agreement, or other agreement executed and delivered by any Borrower or any Guarantor or party granting a security interest in connection with this Agreement, the Loans, the Letters of Credit or the Collateral, as the same may be amended, modified, restated or replaced from time to time.

                  "Loan": A Revolving Credit Loan referred to in Section 2.1(a)(i), a Term Loan referred to in Section 2.1(a)(ii) and any other loans or advances made to the Borrowers by the lender under or pursuant to this Agreement.

                  "Operating Lease Rentals": The sum of the rental and other obligations required to be paid during such period by any Borrower or any of their respective Subsidiaries as lessee under all leases of real or personal property (other than Capitalized Leases), excluding any amount required to be paid by the lessee (whether or not therein designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, provided, that if at the date of determination, any such rental or other obligations (or portion thereof) are contingent or not otherwise definitely determinable by the terms of the related lease, the amount of such obligations (or such portion thereof) (a) shall be assumed to be equal to the amount of such obligations for the period of twelve (12) consecutive calendar months immediately preceding the date of determination, or (b) if the related lease was not in effect during such preceding 12-month period, shall be the amount estimated by the chief financial officer or similar officer of the applicable Borrower or Subsidiary on a reasonable basis in good faith.

                  "Real Estate": Certain real property located in Salt Lake County, Utah, as more particularly described on Exhibit A to the Deed of Trust.

                  "Revolving  Credit  Loan": The term  "Revolving  Credit  Loan"
         shall have the  meaning  given such term in Section   2.1(a)(i) hereof.

                  "Term Loan": The term "Term Loan" shall have the meaning given such term in Section 2.1(a)(ii) hereof.

                  Section 2.        Amendments.

                  a. Section 2.1(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

                           (a) Amounts, Authority to Make Certain Advances. Subject to the terms and conditions of the Loan Documents, and in reliance upon the representations and warranties of the Borrowers set forth herein and in the other Loan Documents, the Lender agrees as follows:

                                    (i) To make revolving credit loans
                           (individually, a "Revolving Credit Loan" and collectively, the "Revolving Credit Loans") to the Borrowers during the period from and after the date hereof to the date on which the Credit terminates, in such amounts, in the type of Advance and at such times as the Borrowers may from time to time request, up to but not in excess of the Loan Availability. Revolving Credit Loans made by the Lender may be repaid and, subject to the terms and conditions hereof, reborrowed to the date on which the Credit terminates.

                                    (ii) To make a term loan (the "Term Loan")
                           to the Borrowers in the amount of up to $10,000,000 for the purpose of financing ongoing working capital requirements. The Borrowers may request and obtain an initial advance of the Term Loan in the principal amount of up to $5,000,000 on January 9, 2001 and, provided that the conditions set forth on Exhibit H attached hereto have been satisfied and further provided that no Default or Event of Default shall have occurred or be continuing, the Borrowers may request and obtain additional advances of the remaining principal amount of the Term Loan in no more than five borrowings, with each borrowing to be in a minimum amount of $1,000,000 (or the remaining amount of undrawn principal balance of the Term Loan, if less) at any time prior to the earlier of (A) September 30, 2001, or (B) the Termination Date. Each request for an advance of the Term Loan shall specify that the requested advance is to be made against the Term Loan and shall otherwise be made in accordance with the provisions of Section 2.5 hereof. Unless otherwise required to be sooner paid pursuant to the Credit Agreement, the outstanding principal of the Term Loan shall mature and be payable in full on September 30, 2001. The Borrowers may, upon three Business Days' notice to the Lender, prepay the principal of the Term Loan in whole or in part without premium. Any partial prepayment of principal of the Term Loan shall be in a minimum amount of the lesser of (A) the outstanding principal balance of the Term Loan, or (B) $10,000 or an integral multiple thereof, and shall be applied to the unpaid installments of the Term Loan in the inverse order of their maturities. Any principal of the Term Loan which is repaid may not be reborrowed. Any payment of the Term Loan may be made with the proceeds of a Revolving Credit Loan only if, immediately before and after giving effect to such payment, no Event of Default or Unmatured Event of Default then exists or would result therefrom.

                  b. Section 2.1(d) of the Credit Agreement is hereby amended in its entirety to read as follows:

                           (d) Mandatory Prepayments. All Loans and other Obligations hereunder shall be paid by the Borrowers on the Termination Date unless payable sooner pursuant to the provisions of this Agreement. Without limiting the foregoing:

                                    (i) The Borrowers shall pay to the Lender
                           all proceeds of Collateral in accordance with the provisions of this Agreement and other Loan Documents for application against the Obligations in such order and manner as Lender may deem appropriate.

                                    (ii) In the event that any used trailer is
                           sold by a Borrower pursuant to that certain letter agreement dated February 23, 2000 between Utility Trailer Sales of Utah, Inc and Dick Simon Trucking, Inc., as the same may be amended, supplemented, restated or replaced from time to time, or pursuant to any successor agreement regarding the same subject matter (all such agreements being referred to as the "Trailer Sale Agreement") and on such sale date the outstanding principal balance of the Term Loan exceeds $5,000,000, the Borrowers shall pay to the Lender for application against the Term Loan an amount equal to the lesser of (A) the amount by which the outstanding principal balance of the Term Loan exceeds $5,000,000; or (B) the amount of such proceeds. If payment of the purchase price for any used trailer sold under the Trailer Sale Agreement is made by allowance or is otherwise not made in cash, the Borrowers shall be required to make a mandatory prepayment of the Term Loan in an amount equal to the amount of the proceeds that would otherwise be required to be paid to the Lender pursuant to this
                           Section 2.1(d)(ii).

                                    (iii) If the aggregate outstanding principal
                           balance of the Revolving Credit Loans exceeds the Loan Availability or if there is a negative Loan Availability, then, unless the Lender shall otherwise consent in writing, the Borrowers shall immediately and without notice of any kind make such payments as shall be necessary to eliminate such excess or negative Loan Availability, or take such other action (including, without limitation, delivery of cash collateral) as Lender may require.

                  c. Section 3.1(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

                           (b) General Intangibles, including without limitation all payment and other rights under the Trailer Sale Agreement;

                  d. Section 3.1 of the Credit Agreement is hereby amended to add a new subsection (b1) to read as follows:

                           (b1) all Inventory, Equipment (including without
                  limitation all machinery and other goods, furniture, furnishings, trade fixtures, office supplies, tools, computer hardware and software, communications equipment and other office equipment, and car wash and vehicle maintenance equipment), fixtures and other tangible property now or hereafter located at the Borrowers' facility at 5175 West 2100 South, West Valley City, Utah 84120 or otherwise now or hereafter located on the Real Estate or the improvements thereto, other than tractors, trailers and other motor vehicles;

                  e. Section 3.1 of the Credit Agreement is hereby amended to add a new subsection (i) to read as follows:

                           (i) the Real Estate, subject to a separate mortgage,
                  deed of trust, pledge or security interest in favor of the Lender or in which the Lender now or hereafter has or acquires a security interest securing any Obligations, pursuant to any written agreement or instrument other than this Agreement, and all replacement, substitutions, additions or accessions to or for the foregoing, and all proceeds of the foregoing.

                  f. Section 3.3 of the Credit Agreement is hereby amended in its entirety to read as follows:

                           3.3 Inventory. Inventory which at any time
                  constitutes Collateral hereunder shall at all times remain located at the Borrowers' facility at 5175 West 2100 South, West Valley City, Utah 84120 or otherwise on the Real Estate or the improvements thereto, except for Inventory sold, used consumed or otherwise disposed of by the Borrowers in the ordinary course of business.

                  g. Section 3.4 of the Credit Agreement is hereby amended in its entirety to read as follows:

                           Section 3.4      Equipment.

                                    (a) In the event any Equipment which
                           constitutes Collateral is sold, transferred or otherwise disposed of, unless the Lender shall agree otherwise in writing, the Borrowers shall deliver all of the proceeds of any such sale, transfer or disposition to the Lender in their original form for deposit in the Collateral Account or application to payment of the Obligations in such order and manner as Lender shall determine.

                                    (b) The Borrowers will, upon request of the
                           Lender, submit to the Lender a current listing of all of each Borrower's Equipment which constitutes Collateral, which listing shall indicate, as applicable, the type, model, serial number and location of such Equipment.

                                    (c) Equipment and other tangible property
                           which at any time constitutes Collateral hereunder shall at all times remain located at the Borrowers' facility at 5175 West 2100 South, West Valley City, Utah 84120 or otherwise on the Real Estate or the improvements thereto, except for obsolete Equipment and other tangible property disposed of by the Borrowers in the ordinary course of business.

                  h. Section 5.1.1(d) of the Credit Agreement is hereby amended in its entirety to read as follows:

                           (d) Monthly Financial Statement. As soon as available
                  and in any event within 45 days after the end of each month of each calendar year (or, with respect to the month of January 2001, 60 days after the end of such month), a copy of the unaudited financial statement of each Borrower and the Subsidiaries prepared in the same manner as the audit report referred to in Section 5.1.1(a), signed by such Borrower's chief financial officer and consisting of at least consolidated statements of income, cash flow and stockholders' equity for such Borrower and the Subsidiaries for such month and for the period from the beginning of such fiscal year to the end of such month, and a consolidated and consolidating balance sheet of such Borrower and the Subsidiaries as at the end of such month.

                  i. A new Section 5.1.1(g) is hereby added to the end of Section 5.1.1 of the Credit Agreement to read as follows:

                           (g) Guarantor's Financial Statements. As soon as
                  available, and in any event within 60 days following the last day of each calendar year, a sworn statement of the Guarantor, in the form provided by Lender, and including, without limitation, a copy of the Guarantor's personal financial statement and a list of the Guarantor's contingent liabilities in such form and detail as Lender may require.

                  j. A new Exhibit H is hereby added to the Credit Agreement in the form of Exhibit H attached hereto and made a part hereof.

                  k. Section 2.3 of Supplement A to the Credit Agreement is hereby amended in its entirety to read as follows:

                           2.3 Letter of Credit Sublimit. The term "Letter of Credit Sublimit" shall mean $9,000,000.

                  l. Section 3.1 of Supplement A to the Credit Agreement is hereby amended in its entirety to read as follows:

                           3.1      Loans.

                                    (a)     Interest  Rates.  The  unpaid
                           principal   balance  of  the  revolving  Loans (other
                           than Overdraft Loans and Over Advances) shall bear interest at the following rates:

                                            (i)      Eurodollar  Advances.  The
                                    unpaid  principal  amount of each Eurodollar
                                    Advance shall bear interest at a rate per annum equal to the Eurodollar Rate (Reserve Adjusted) in effect for each Interest Period for such Eurodollar Advance plus the Applicable Margin;

                                            (ii) Reference Rate Advances. The
                                    unpaid principal amount of each Reference
                                    Rate Advance shall bear interest at a rate per annum equal to the Reference Rate in effect from time to time plus the Applicable Margin.

                                    (b)     Default  Rate.  The rate per annum
                           equal to 2% in excess of the Reference Rate plus the Applicable Margin from time to time in effect.

                                    (c)     Applicable  Margin.  The  Applicable
                           Margin shall be the applicable percentage set forth below for Eurodollar Advances and Reference Rate Advances, and determined in accordance with the procedures set forth in the definition of "Applicable Margin".

                                                         Applicable Margin                Applicable Margin
                         Net Worth                   Eurodollar Advances -  %        Reference Rate Advances - %

           Greater than or equal to                            1.75%                               0%
           $50,000,000

           $47,500,000 - $49,999,999                           2.00%                             .25%

           $45,000,000 - $47,499,999                           2.25%                             .50%

           $42,500,000 - $44,999,999                           2.75%                            1.00%

           $38,000,000 - $42,499,999                           3.25%                            1.50%

                  m. Section 7 of Supplement A to the Credit Agreement is hereby amended in its entirety to read as follows:

                  7. Additional Covenant. From the date of this Supplement A and thereafter until all of the Borrowers' obligations under the Credit Agreement are paid in full, the Borrowers agree that unless the Lender shall otherwise consent in writing, they will not, and will not permit any Subsidiary to, do any of the following:

                           7.1      Net Worth.  Permit the Borrowers'
                  consolidated Net Worth to be less than $38,000,000 as of the end of each calendar month of each year.

                           7.2 Fixed Charge Coverage Ratio. As of the last day
                  of any fiscal quarter, permit the Fixed Charge Coverage Ratio of the Borrowers and the Subsidiaries for the period of four consecutive fiscal quarters ending on (or most recently ended prior to) such date of determination or for any date of determination occurring on or prior to December 31, 2001, the period beginning on January 1, 2001 and ending on such date of determination, to be less than the following ratios for the following periods:

                         PERIOD                                    RATIO
                         ------                                    -----
                         Date hereof through                     .90 to 1.0
                         March 31, 2001
                         April 1, 2001                           1.0 to 1.0
                         and thereafter

                  Section 3. Conditions Precedent. The obligation of the Lender to enter into this First Amendment and to make the initial advance of the Term Loan shall be subject to the satisfaction of the following conditions precedent, in addition to the applicable conditions precedent set forth in Section 9.2 of the Credit Agreement:

                  a. No Change in Condition. No change in the condition or operations, financial or otherwise, of any Borrower, any other Obligor or any Subsidiary, shall have occurred which change, in the sole credit judgment of the Lender, may constitute an Adverse Event or have a material adverse effect on any Collateral or the Lender's interest therein.

                  b. Accounting Methods. No Borrower shall have made any material, as determined by the Lender, change in its accounting methods or principles.

                  c. Survey. The Lender shall have completed its updated survey of the business, operations and assets of each Borrower, each Subsidiary and each other Obligor, and such survey shall provide the Lender with results and information which, in the Lender's determination, are satisfactory to the Lender.

                  d. No Material Transaction. No Borrower, Obligor or Subsidiary shall have entered into any material, as determined by the Lender, commitment or transaction, including, without limitation, transactions for borrowings and Capital Expenditures, which are not in the ordinary course of their respective businesses.

                  e. Litigation. No litigation shall be outstanding or have been instituted or threatened which the Lender determines to be material against any Borrower, any other Obligor or any Subsidiary.

                  f. Filing of Documents. All financing statements, deeds of trust or mortgages, and other documents relating to the Collateral shall have been filed or recorded, as appropriate.

                  g. Delivery of Documents. Each Borrower shall have delivered or cause to be delivered to the Lender each of the following, each in form and substance satisfactory to the Lender in all respects and each duly executed and dated the date of the initial Loan or such earlier date as shall be acceptable to the Lender:

                           (1) This First Amendment, duly executed by Borrowers and Lender.

                           (2)     The Guaranty, duly executed by Guarantor.

                           (3)     The Deed of Trust, duly executed by Trucking.

                           (4) The Environmental Indemnity Agreement, duly executed by Borrowers.

                           (5) Financing Statements, duly executed by Borrowers
                  for filing with the Utah Secretary of State and Salt Lake County, Utah, in form and substance acceptable to Lender.

                           (6) A current rent roll and operating statement in
                  form and substance acceptable to the Lender with regard to the Real Estate, certified by the chief financial officer of Trucking, and if any Person other than Trucking is in possession of any part of the Real Estate, tenant estoppel letters and subordination, non-disturbance and attornment agreements duly executed by each such Person in form and substance acceptable to Lender.

                           (7) Duly executed copies of each of the Loan
                  Documents not specifically identified herein which the Lender determines to be necessary or desirable, each in form and content satisfactory to the Lender.

                           (8) A copy, duly certified by the secretary or an
                  assistant secretary of each Borrower, of (i) the resolutions of the Board of Directors of such Borrower authorizing (A) the borrowings by such Borrower hereunder, (B) the execution, delivery and performance by such Borrower of the Loan Documents to which such Borrower is a party or by which it is bound, (C) the conveyance of a lien on assets of such Borrower to Lender; and (ii) all documents evidencing other necessary corporate action; and (iii) all approvals or consents, if any, with respect to the Loan Documents.

                           (9) A certificate of the secretary or an assistant
                  secretary of each Borrower, certifying the names of the officers of such Borrower authorized to sign the Loan Documents to which it is a party and any Supplemental Documentation, together with the true signatures of such officers.

                           (10) A copy, duly certified by the secretary or an
                  assistant secretary of each Borrower, of such Borrower's
                  Bylaws.

                           (11) A copy, duly certified by the Secretary of State
                  of each Borrower's state of incorporation, of such Borrower's Articles of Incorporation.

                           (12) Certificates of good standing as to each
                  Borrower issued by the Secretary of State of the state in which such Borrower is organized, and each other state in which the failure of such Borrower to be in good standing would constitute an Adverse Event or have a material adverse effect on the Lender's rights in any Collateral.

                           (13) A legal opinion of counsel to each Borrower and Guarantor.

                           (14) Evidence satisfactory to the Lender of the
                  existence of insurance on the Collateral in amounts and with insurers acceptable to the Lender, together with evidence establishing that the Lender is named as a loss payee and, if required by the Lender, additional insured, on all related insurance policies and an endorsement or an independent instrument from each issuer of an insurance policy substantially in the form provided by the Lender.

                           (15) Such title insurance policies, in such form and
                  amount, and issued by such title insurers, and such surveys or updated surveys, in each case as shall be acceptable to the Lender.

                           (16) Evidence satisfactory to the Lender that all
                  obligations of the Borrower to U.S. Bank of Utah have been paid in full and that such entity has terminated, or agreed to terminate, all of its Liens on the property of the Borrower and all public record filings evidencing such Liens.

                           (17) Such other documents, instruments or agreements as the Lender shall determine to be necessary or desirable.

                  h. Security Interest. The Lien in the Collateral granted to the Lender to secure the Obligations shall be senior, perfected Liens except as otherwise agreed by the Lender.

                  j. Effect of Law. No law or regulation affecting the Lender's entering into the secured financing transaction contemplated by this Agreement shall impose upon the Lender any material obligation, fee, liability, loss, cost, expense or damage.

                  k. Exhibits; Schedules. All Exhibits and Schedules to the Loan Documents, including without limitation, all documents executed in connection with this First Amendment, shall have been completed in form and substance satisfactory to the Lender and shall contain no material facts or information which the Lender, in its sole judgment, determines to be unacceptable.

                  Section 4. Origination Fee. In addition to all other sums payable to Lender under the Credit Agreement and Loan Documents, Borrowers shall pay to Lender concurrently herewith an origination fee with respect to the Term Loan in the amount of $25,000.

                  Section 5. Continuing Obligation; Representations, Warranties and Covenants.

                  a. Each Borrower acknowledges and agrees that the Borrowers remain obligated for the payment of indebtedness evidenced and secured by the Credit Agreement and the other Loan Documents, as amended and supplemented hereby, and agrees to be bound by and to perform all of the covenants and agreements set forth in said documents and instruments, as amended and supplemented by this First Amendment. The Lender and each Borrower agree that after this First Amendment becomes effective, the Credit Agreement shall remain in full force and effect, and payable in accordance with its terms. Except as expressly modified under this First Amendment, all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants and representations of the Borrowers under the Credit Agreement and all Loan Documents and any and all other documents and agreements entered into with respect to the obligations under the Credit Agreement are incorporated herein by reference and are hereby ratified and affirmed in all respects by each Borrower. EACH BORROWER ACKNOWLEDGES THAT THE LENDER HAS NOT COMMITTED, AND IS NOT COMMITTING AT THIS TIME, TO FINANCE THE BORROWERS' LOAN REQUIREMENTS WITH RESPECT TO ANY WORKING CAPITAL OR OTHER NEEDS FINANCED BY THE TERM LOAN FOR ANY PERIOD AFTER SEPTEMBER 30, 2001, NOR TO EXTEND THE MATURITY DATE OF THE TERM LOAN. ANY SUCH FUTURE LOAN OR LOANS, OR EXTENSION, MAY BE MADE SOLELY AT THE OPTION OF THE LENDER AND ON SUCH TERMS AND CONDITIONS AS THE LENDER MAY THEN REQUIRE. EACH BORROWER UNDERSTANDS THAT NO PRIOR COURSE OF DEALING, NO USAGE OF TRADE, NO ORAL STATEMENTS OR COMMENTS BY THE LENDER OR ITS EMPLOYEES OR OTHER AGENTS WILL BE DEEMED TO BE A COMMITMENT BY THE LENDER TO LEND MONEY TO THE BORROWERS OR TO ANY OTHER PERSON, OR TO EXTEND A MATURITY DATE, UNLESS THE SAME IS REDUCED TO WRITING AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE LENDER.

                  b. Each Borrower hereby restates and reaffirms all representations, warranties and covenants contained in the Credit Agreement and the Loan Documents, as amended and supplemented hereby, the same as if such covenants, representations and warranties were made by the Borrowers on the date hereof. Without limiting the foregoing,
         Schedule 4.8 of the Credit Agreement is hereby supplemented by Schedule
         4.8 attached hereto.

                  Section 6. Fees and Expenses. Borrowers agree to pay or reimburse the Lender for all reasonable out-of-pocket expenses (including, without limitation, reasonable attorneys' fees, and out-of-pocket disbursements of Lender's legal counsel) incurred by the Lender in connection with this First Amendment and related documents.

                  Section 7. Execution in Counterparts. This First Amendment may be executed in two or more counterparts each of which shall be an original and all of which shall constitute but one and the same instrument.

                  Section 8. References. All references to the Credit Agreement in any document or instrument are hereby amended and shall refer to the Credit Agreement as amended by this First Amendment. Except as amended hereby, the provisions of the Credit Agreement shall remain unmodified and in full force and effect.

                  SECTION 9. GENERAL RELEASE. EACH BORROWER HEREBY RELEASES AND DISCHARGES THE LENDER, AND EACH OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND ATTORNEYS, FROM ANY AND ALL CLAIMS, ACTIONS AND LIABILITIES OF ANY KIND OR NATURE THAT IT OR ANY ONE CLAIMING THROUGH OR UNDER THE BORROWER EVER HAD OR MAY NOW HAVE, WHETHER NOW KNOWN OR HEREAFTER DISCOVERED, ARISING OUT OF OR IN ANY WAY RELATING TO: (A) ANY LENDING RELATIONSHIP OR LOAN COMMITMENT BETWEEN THE LENDER AND THE BORROWER PRIOR TO THE DATE OF THIS AMENDMENT (EXCEPT THAT THIS PROVISION SHALL NOT RELEASE THE LENDER FROM ANY OBLIGATION THAT ARISES UNDER THE LOAN DOCUMENTS OTHER THAN ANY SUCH OBLIGATION THAT WAS REQUIRED TO BE PERFORMED PRIOR TO THE DATE HEREOF); (B) THE DOCUMENTS AND TRANSACTIONS DESCRIBED IN THE RECITALS HEREOF (EXCEPT THAT THIS PROVISION SHALL NOT RELEASE THE LENDER FROM ANY OBLIGATION THAT ARISES UNDER THE LOAN DOCUMENTS OTHER THAN ANY SUCH OBLIGATION THAT WAS REQUIRED TO BE PERFORMED PRIOR TO THE DATE HEREOF); OR (C) THE NEGOTIATIONS PRECEDING THE EXECUTION AND DELIVERY OF THIS AMENDMENT. EACH BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED THE ADVICE OF INDEPENDENT COUNSEL SELECTED BY IT, OR THE OPPORTUNITY TO OBTAIN SUCH ADVICE, BEFORE ENTERING INTO THIS AMENDMENT, AND HAS NOT RELIED UPON THE LENDER OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR ATTORNEYS CONCERNING ANY ASPECT OF THE TRANSACTIONS CONTEMPLATED BY THIS AMENDMENT.

         EACH BORROWER, BY EXECUTION HEREOF, ACKNOWLEDGES THAT: (A) THIS AMENDMENT CONTAINS A COMPLETE RELEASE OF CLAIMS AND WAIVERS OF CERTAIN RIGHTS;
(B) IT HAS READ AND UNDERSTOOD THIS AMENDMENT IN ITS ENTIRETY PRIOR TO SIGNING AND FULLY AGREES TO EACH, ALL AND EVERY PROVISION HEREOF; AND (C) IT HAS RECEIVED A COPY HEREOF.


                [Remainder of page    intentionally left blank;
                           signature page follows]

                  IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Credit and Security Agreement to be executed as of the day and year first above written.


Address:                                    SIMON TRANSPORTATION SERVICES INC.
                                                     a Nevada corporation
5175 West 2100 South
West Valley City, Utah 84120
Attention: Alban Lang                       By:   /s/ Kelle Simon
Telephone: 801-924-7000                     Its:  President
Fax No.:     801-924-7327

Address:                                    DICK SIMON TRUCKING, INC.
                                                     a Utah corporation
5175 West 2100 South
West Valley City, Utah 84120
Attention: Alban Lang                       By:   /s/ Alban B. Lang
Telephone: 801-924-7000                     Its:  CFO
Fax No.:     801-924-7327

Address:                                       U.S. BANK NATIONAL ASSOCIATION,
                                               a national banking association
601 Second Avenue South
Minneapolis, MN 55402
Attention: Business Finance                 By:   /s/
Telephone: 612-973-1133                     Its:  SVP
Fax No.:     612-973-0829